Exhibit 99.1

GLUCOTRACK TO SHOWCASE LONG-TERM CONTINUOUS BLOOD GLUCOSE MONITOR AT AMERICAN DIABETES ASSOCIATION’S 85TH SCIENTIFIC SESSIONS

Glucotrack to present on next-generation continuous blood glucose monitoring technology in Innovation Hub

Poster presentation to highlight insights on safety and performance data from direct blood glucose measurement technology

Rutherford, NJ, June 4, 2025 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced it will present safety and performance data from its first-in-human trial of its implantable continuous blood glucose monitoring (CBGM) system. This data will be presented at the American Diabetes Association’s (ADA) 85th Scientific Sessions, taking place in Chicago, June 20 – 23, 2025.

This conference brings together leading experts in diabetes research and technology development to discuss the latest advancements within the industry. As part of the Innovation Hub program, Mark Tapsak, Glucotrack’s Chief Scientific Officer, will deliver a live presentation focusing on the future of continuous glucose monitoring (CGM). Details can be found below:

Live Presentation:

●	Re-Imagining the Future of Continuous Glucose Monitoring with CBGM:

○	Date and Time: Saturday, June 21, 2:10 – 2:30 p.m. CDT
○	Location: Innovation Hub, ADA 2025

Glucotrack will also have a poster presentation summarizing the first-in-human trial of its implantable continuous blood glucose monitoring (CBGM) system that was successfully completed earlier this year. The information on the poster presentation can be found below:

Poster Presentation:

●	Title: Early Feasibility Study to Evaluate an Intravascular Continuous Blood Glucose Monitor in Adults with Diabetes Mellitus
●	Date and Time: Sunday, June 22 from 12:30-1:30 p.m. CDT
●	Category: 13-B New Technology – Glucose Monitoring and Sensing

The poster presented at the meeting will be made available on the Glucotrack website following the conference.

“Having a formal presence at the ADA’s 85th Scientific Sessions marks a major milestone for Glucotrack,” said Paul V. Goode, PhD, President and Chief Executive Officer. “Our long-term CBGM system is designed to measure glucose directly from the blood—an approach that could redefine how diabetes is managed by offering real-time, accurate readings without the burden of wearables. We’re excited to share the compelling findings from our first-in-human study and to continue building momentum as we prepare for the next clinical phase with our long-term feasibility study.”

Glucotrack will also be available throughout the conference in the Innovation Hub of the Exhibit Hall.

Unlike traditional continuous glucose monitors that sit on the skin and measure glucose in interstitial fluid, Glucotrack’s CBGM is designed to work from within the body, reading glucose levels directly from the blood with no on-body wearable and lasting up to three years—minimizing daily disruptions for people with diabetes.

The Glucotrack Continuous Blood Glucose Monitor is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information about Glucotrack’s CBGM technology, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com